Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2026 SECOND QUARTER RESULTS
INCLINE VILLAGE, Nev., August 13, 2026 / Tri Pointe Homes, Inc. (the “Company”) today announced results for the second quarter ended June 30, 2026.
Results and Operational Data for Second Quarter 2026 and Comparisons to Second Quarter 2025
•Home sales revenue of $685.1 million compared to $879.8 million
◦New home deliveries of 1,013 homes compared to 1,326 homes
◦Average sales price of homes delivered of $676,000 compared to $664,000
•Homebuilding gross margin percentage of 18.0% compared to 20.8%. Excluding inventory-related charges of $19.7 million, our homebuilding gross margin percentage was 20.8%*.
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 24.0%*
•SG&A expense as a percentage of home sales revenue of 32.5% compared to 12.6%. Excluding $122.1 million of compensation-related charges associated with the Sumitomo Forestry transaction, SG&A expense as a percentage of home sales revenue was 14.7%*.
•Loss before income taxes was $165.3 million compared to income before income taxes of $84.4 million. Results included $196.8 million of charges associated with the Sumitomo Forestry transaction and $19.7 million of inventory-related impairment charges. Excluding these items, adjusted income before income taxes was $51.2 million* compared to $84.4 million.
•Net new home orders of 1,147 compared to 1,131
•Active selling communities averaged 164.3 compared to 149.8
◦Net new home orders per average selling community were 7.0 orders (2.3 monthly) compared to 7.6 orders (2.5 monthly)
◦Cancellation rate of 11% compared to 13%
•Backlog units at quarter end of 1,494 homes compared to 1,520
◦Dollar value of backlog at quarter end of $1.1 billion compared to $1.2 billion
◦Average sales price of homes in backlog at quarter end of $713,000 compared to $776,000
•Ratios of homebuilding debt-to-capital and net homebuilding debt-to-net capital of 25.9% and 16.9%*, respectively, as of June 30, 2026
•Ended the second quarter of 2026 with total liquidity of $1.3 billion, including cash and cash equivalents of $462.1 million and $821.0 million of availability under our revolving credit facility

*	See “Reconciliation of Non-GAAP Financial Measures”

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. has a presence in 13 states and the District of Columbia, and is a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. The company is one of the 2026 Fortune World’s Most Admired Companies, 2026 Fortune 100 Best Companies to Work For®, and recognized as a PEOPLE Companies That Care® (2023–2026) organization. The company was also named as a Great Place To Work-Certified™ company for five years in a row and named on several Great Place To Work® Best Workplaces lists. Tri Pointe has also won multiple Builder of the Year and Developer of the Year awards. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “assuming,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “projection,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, labor and home components; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; risks associated with the Company’s integration into the Sumitomo Forestry Group, including purchase accounting, financing, systems, controls, reporting processes, and the realization of anticipated benefits from the Merger; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission.

The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.
Investor Relations Contact:
InvestorRelations@TriPointeHomes.com, 949-478-8696

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$685,118	$879,832	$(194,714)	(22.1)%	$1,191,614	$1,600,618	$(409,004)	(25.6)%
Homebuilding gross margin	$123,096	$183,202	$(60,106)	(32.8)%	$218,526	$355,715	$(137,189)	(38.6)%
Homebuilding gross margin %	18.0%	20.8%	(2.8)%		18.3%	22.2%	(3.9)%
Adjusted homebuilding gross margin %*	24.0%	25.2%	(1.2)%		23.3%	26.1%	(2.8)%
SG&A expense	$222,538	$110,974	$111,564	100.5%	$313,384	$211,591	$101,793	48.1%
SG&A expense as a % of home sales revenue	32.5%	12.6%	19.9%		26.3%	13.2%	13.1%
(Loss) income before income taxes	$(165,332)	$84,350	$(249,682)	(296.0)%	$(158,441)	$170,860	$(329,301)	(192.7)%
Adjusted EBITDA*	$83,068	$139,322	$(56,254)	(40.4)%	$122,925	$265,020	$(142,095)	(53.6)%
Interest incurred	$18,326	$20,374	$(2,048)	(10.1)%	$36,911	$41,693	$(4,782)	(11.5)%
Interest in cost of home sales	$21,263	$25,578	$(4,315)	(16.9)%	$37,733	$48,613	$(10,880)	(22.4)%

Other Data:
Net new home orders	1,147	1,131	16	1.4%	2,381	2,369	12	0.5%
New homes delivered	1,013	1,326	(313)	(23.6)%	1,749	2,366	(617)	(26.1)%
Cancellation rate	11%	13%	(2)%		10%	12%	(2)%
Average selling price of homes delivered	$676	$664	$12	1.8%	$681	$677	$4	0.6%
Average selling communities	164.3	149.8	14.5	9.7%	161.1	147.7	13.4	9.1%
Selling communities at end of period	169	151	18	11.9%
Backlog (estimated dollar value)	$1,064,633	$1,179,715	$(115,082)	(9.8)%
Backlog (homes)	1,494	1,520	(26)	(1.7)%
Average selling price in backlog	$713	$776	$(63)	(8.1)%

	June 30,	December 31,
	2026	2025	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$462,085	$982,814	$(520,729)	(53.0)%
Real estate inventories	$3,436,045	$3,178,248	$257,797	8.1%
Lots owned or controlled	33,271	32,219	1,052	3.3%
Homes under construction (1)	2,514	1,392	1,122	80.6%
Homes completed, unsold	343	681	(338)	(49.6)%
Total homebuilding debt	$1,098,735	$1,104,054	$(5,319)	(0.5)%
Stockholders’ equity	$3,140,839	$3,315,834	$(174,995)	(5.3)%
Book capitalization	$4,239,574	$4,419,888	$(180,314)	(4.1)%
Ratio of homebuilding debt-to-capital	25.9%	25.0%	0.9%
Ratio of net homebuilding debt-to-net capital*	16.9%	3.5%	13.4%
__________
(1)     Homes under construction included 39 and 48 models as of June 30, 2026 and December 31, 2025, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30,	December 31,
	2026	2025
Assets	(unaudited)
Cash and cash equivalents	$462,085	$982,814
Receivables	175,514	147,250
Real estate inventories	3,436,045	3,178,248
Investments in unconsolidated entities	245,695	183,075
Mortgage loans held for sale	86,881	98,514
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	43,132	43,132
Other assets	211,811	187,899
Total assets	$4,817,766	$4,977,535

Liabilities
Accounts payable	$79,848	$41,693
Accrued expenses and other liabilities	420,675	425,289
Loans payable	450,600	456,468
Senior notes	648,135	647,586
Mortgage repurchase facilities	77,459	90,570
Total liabilities	1,676,717	1,661,606

Commitments and contingencies

Equity
Stockholders’ equity:
Common stock, $0.01 par value, 100 and 500,000,000 shares authorized and 100 and 84,478,836 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	844
Additional paid-in capital	—	—
Retained earnings	3,140,839	3,314,990
Total stockholders’ equity	3,140,839	3,315,834
Noncontrolling interests	210	95
Total equity	3,141,049	3,315,929
Total liabilities and equity	$4,817,766	$4,977,535

CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Homebuilding:
Home sales revenue	$685,118	$879,832	$1,191,614	$1,600,618
Land and lot sales revenue	23	3,364	598	5,185
Other operations revenue	825	814	1,650	1,634
Total revenues	685,966	884,010	1,193,862	1,607,437
Cost of home sales	562,022	696,630	973,088	1,244,903
Cost of land and lot sales	205	3,253	1,184	4,994
Other operations expense	812	793	1,625	1,587
Sales and marketing	45,333	50,171	83,220	93,113
General and administrative	177,205	60,803	230,164	118,478
Homebuilding (loss) income from operations	(99,611)	72,360	(95,419)	144,362
Equity in (loss) income of unconsolidated entities	(24)	471	(112)	966
Transaction expense	(73,779)	—	(79,656)	—
Other income, net	5,652	7,174	12,888	16,303
Homebuilding (loss) income before income taxes	(167,762)	80,005	(162,299)	161,631
Financial Services:
Revenues	16,106	18,403	29,599	35,904
Expenses	13,676	14,058	25,741	26,675
Financial services income before income taxes	2,430	4,345	3,858	9,229
(Loss) income before income taxes	(165,332)	84,350	(158,441)	170,860
Benefit (provision) for income taxes	7,646	(23,640)	7,565	(46,133)
Net (loss) income	(157,686)	60,710	(150,876)	124,727
Net (income) loss attributable to noncontrolling interests	(12)	38	(36)	57
Net (loss) income available to common stockholders	$(157,698)	$60,748	$(150,912)	$124,784

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
West	458	$795	640	$735	800	$788	1,161	$750
Central	376	550	481	546	650	556	858	551
East	179	637	205	717	299	670	347	740
Total	1,013	$676	1,326	$664	1,749	$681	2,366	$677

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
West	556	74.8	523	68.8	1,161	73.3	1,167	67.8
Central	426	65.0	423	61.0	862	63.5	836	60.6
East	165	24.5	185	20.0	358	24.3	366	19.3
Total	1,147	164.3	1,131	149.8	2,381	161.1	2,369	147.7

	As of June 30, 2026			As of June 30, 2025
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
West	785	$629,058	$801	813	$682,250	$839
Central	472	282,083	598	450	271,975	604
East	237	153,492	648	257	225,490	877
Total	1,494	$1,064,633	$713	1,520	$1,179,715	$776

	As of June 30, 2026			As of December 31, 2025
	Lots Owned	Lots Controlled (1)	Lots Owned or Controlled	Lots Owned	Lots Controlled (1)	Lots Owned or Controlled
West	9,086	3,498	12,584	8,629	3,864	12,493
Central	5,203	8,397	13,600	5,188	8,017	13,205
East	1,992	5,095	7,087	2,137	4,384	6,521
Total	16,281	16,990	33,271	15,954	16,265	32,219
(1)     As of June 30, 2026 and December 31, 2025, lots controlled included lots that were under land option contracts or purchase contracts. As of June 30, 2026 and December 31, 2025, lots controlled for West include 275 and zero, respectively, and for Central include 5,607 and 5,356, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following table reconciles the homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended June 30,
	2026	%	2025	%
	(dollars in thousands)
Home sales revenue	$685,118	100.0%	$879,832	100.0%
Cost of home sales	562,022	82.0%	696,630	79.2%
Homebuilding gross margin	123,096	18.0%	183,202	20.8%
Add: interest in cost of home sales	21,263	3.1%	25,578	2.9%
Add: impairments and lot option abandonments	19,734	2.9%	13,096	1.5%
Adjusted homebuilding gross margin	$164,093	24.0%	$221,876	25.2%
Homebuilding gross margin percentage	18.0%		20.8%
Adjusted homebuilding gross margin percentage	24.0%		25.2%

	Six Months Ended June 30,
	2026	%	2025	%
	(dollars in thousands)
Home sales revenue	$1,191,614	100.0%	$1,600,618	100.0%
Cost of home sales	973,088	81.7%	1,244,903	77.8%
Homebuilding gross margin	218,526	18.3%	355,715	22.2%
Add: interest in cost of home sales	37,733	3.2%	48,613	3.0%
Add: impairments and lot option abandonments	20,802	1.7%	14,169	0.9%
Adjusted homebuilding gross margin	$277,061	23.3%	$418,497	26.1%
Homebuilding gross margin percentage	18.3%		22.2%
Adjusted homebuilding gross margin percentage	23.3%		26.1%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(dollars in thousands)
(unaudited)

The following table reconciles the Company’s ratio of homebuilding debt-to-capital to the non-GAAP ratio of net homebuilding debt-to-net capital. We believe that the ratio of net homebuilding debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	June 30, 2026	December 31, 2025
Loans payable	$450,600	$456,468
Senior notes	648,135	647,586
Mortgage repurchase facilities	77,459	90,570
Total debt	1,176,194	1,194,624
Less: mortgage repurchase facilities	(77,459)	(90,570)
Total homebuilding debt	1,098,735	1,104,054
Stockholders’ equity	3,140,839	3,315,834
Total capital	$4,239,574	$4,419,888
Ratio of homebuilding debt-to-capital(1)	25.9%	25.0%

Total homebuilding debt	$1,098,735	$1,104,054
Less: Cash and cash equivalents	(462,085)	(982,814)
Net homebuilding debt	636,650	121,240
Stockholders’ equity	3,140,839	3,315,834
Net capital	$3,777,489	$3,437,074
Ratio of net homebuilding debt-to-net capital(2)	16.9%	3.5%
__________
(1)    The ratio of homebuilding debt-to-capital is computed as the quotient obtained by dividing total homebuilding debt by the sum of total homebuilding debt plus stockholders’ equity.
(2)    The ratio of net homebuilding debt-to-net capital is computed as the quotient obtained by dividing net homebuilding debt (which is total homebuilding debt less cash and cash equivalents) by the sum of net homebuilding debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(dollars in thousands)
(unaudited)

The following tables present certain non-GAAP financial measures reflecting adjustments for inventory-related impairment charges and costs associated with the Sumitomo Forestry transaction, including transaction-related compensation costs and professional fees. We believe reflecting these adjustments is useful to investors in understanding our recurring operations by eliminating the effects of certain non-routine events, and may be helpful in comparing the Company to other homebuilders to the extent they provide similar information.

	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026
Gross Margin Reconciliation	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Home sales revenue	$685,118	$—		$685,118	$1,191,614	$—		$1,191,614
Cost of home sales	562,022	(19,734)		542,288	973,088	(20,802)		952,286
Homebuilding gross margin	$123,096	$19,734		$142,830	$218,526	$20,802		$239,328
Homebuilding gross margin percentage	18.0%			20.8%	18.3%			20.1%

	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026
SG&A Reconciliation	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Sales and marketing	$45,333	$—		$45,333	$83,220	$—		$83,220
General and administrative (G&A)	177,205	(122,112)	(1)	55,093	230,164	(122,112)	(1)	108,052
Total sales and marketing and G&A	$222,538	$(122,112)		$100,426	$313,384	$(122,112)		$191,272
As a percentage of home sales revenue	32.5%			14.7%	26.3%			16.1%

(Loss) Income Before Income Taxes Reconciliation	Three Months Ended June 30, 2026		Six Months Ended June 30, 2026
(Loss) income before income taxes (as reported)	$(165,332)		$(158,441)
Add: inventory impairment charges and land and lot option abandonments and pre-acquisition charges included in cost of home sales	19,734		20,802
Add: transaction-related expenses included in G&A	122,112	(1)	122,112	(1)
Add: transaction-related expenses included in financial services	907	(1)	907	(1)
Add: transaction-related expenses included in other expense, net	73,779	(2)	79,656	(2)
Adjusted income before income taxes	$51,200		$65,036
__________
(1)    Comprises costs incurred due to accelerated RSU vestings and other compensation costs incurred in connection with the Sumitomo Forestry transaction.
(2)    Comprises investment banking, legal, advisory, and other professional fees incurred in connection with the Sumitomo Forestry transaction.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation, (f) impairments and lot option abandonments, (g) Sumitomo Forestry transaction-related expenses included in general and administrative expenses, (h) Sumitomo Forestry transaction-related expenses included in financial services, and (i) other transaction expenses incurred in connection with the Sumitomo Forestry transaction. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended June 30,			Six Months Ended June 30,
	2026		2025	2026		2025
	(in thousands)
Net (loss) income available to common stockholders	$(157,698)		$60,748	$(150,912)		$124,784
Interest expense:
Interest incurred	18,326		20,374	36,911		41,693
Interest capitalized	(18,326)		(20,374)	(36,911)		(41,693)
Amortization of interest in cost of sales	21,263		25,578	37,733		48,731
Provision for income taxes	(7,646)		23,640	(7,565)		46,133
Depreciation and amortization	7,585		7,657	15,203		15,044
EBITDA	(136,496)		117,623	(105,541)		234,692
Amortization of stock-based compensation	3,032		8,603	4,989		16,159
Impairments and lot option abandonments	19,734		13,096	20,802		14,169
Transaction-related expenses included in G&A	122,112	(1)	—	122,112	(1)	—
Transaction-related expenses included in financial services	907	(1)	—	907	(1)	—
Transaction expenses	73,779	(2)	—	79,656	(2)	—
Adjusted EBITDA	$83,068		$139,322	$122,925		$265,020
 __________
(1)    Comprises costs incurred due to accelerated RSU vestings and other compensation costs incurred in connection with the Sumitomo Forestry transaction.
(2)    Comprises investment banking, legal, advisory, and other professional fees incurred in connection with the Sumitomo Forestry transaction.